Exhibit 3.50

State of Utah Department of Commerce Division of Corporations & Commercial Code Articles of Organization

Important: Read instructions before completing form		Non-Refundable Processing Fee: $70.00

1. Name of Limited Liability Company:	Huntsman Australia LLC

2. Purpose:	to engage in all lawful businesses

3. Who/What is the name of the Registered Agent (Individual or Business Entity or Commercial Registered Agent)?: James R. Moore

The address must be listed if you have a non-commercial registered agent. What is a commercial registered agent?

Address of the Registered Agent:	500 Huntsman Way
Utah Street Address Required, PO Boxes can be listed after the Street Address

City: Salt Lake City		State	UT	Zip: 84108

4. Organizer(s):	The company [ ] does [•] does not have organizers who are not members or managers of the company.

5. Name and Address of each Organizer who is not a member or manager (attach additional page if needed)	1. Name

	Address	City	State	Zip

Signature:

6. Management:	The company will be [•] manager [ ] member managed.

7. Name and Address of Members/Managers: (attach an additional page if there are more than 2 members and/or managers)	1. Peter R. Huntsman	Manager
	Name	Position

	10003 Woodloch Forest Drive	The Woodlandss	TX	77380
	Address	City	State	Zip

Signature: /s/ Peter R. Huntsman

	2. J. Kimo Esplin	Manager
	Name	Position

	500 Huntsman Way	Salt Lake City	UT	84108
	Address	City	State	Zip

Signature: /s/ J. Kimo Esplin

8. Duration (may not exceed 99 years)	•	The duration of the company shall be 99 years.
The duration date of the company shall be .

9. Principal Address:	500 Huntsman Way	Salt Lake City	UT	84108
	Address	City	State	Zip

Under GRAMA {63-2-201}, all registration information maintained by the Division is classified as public record. For confidentiality purposes, you may use the business entity physical address rather than the residential or private address of any individual affiliated with the entity.

Optional Inclusion of Ownership Information: This information is not required.

Is this a female owned business? [ ] Yes [•] No
Is this a minority owned business: [ ] Yes [•] No		If yes, please specify:	Select/Type the race of the owner here

Mailing/Faxing Information: www.corporations.utah.gov/contactus.html	Division’s Website: www.corporations.utah.gov

Name and Address of Members/Managers:

James R. Moore, Manager
500 Huntsman Way
Salt Lake City, Utah 84108

Signature:	/s/ James R. Moore